UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________________________

SCHEDULE 14A

_____________________________________

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

INMED PHARMACEUTICALS INC.
(Name of Registrant as Specified In Its Charter)

___________________________N/A____________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box)

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

INMED PHARMACEUTICALS INC.

NOTICE OF SPECIAL MEETING

AND

MANAGEMENT INFORMATION CIRCULAR

May 11, 2025

This proxy statement and management information circular is dated May 11, 2025, and is first being made available to shareholders on or about May 21, 2025.

INMED PHARMACEUTICALS INC.
Suite 1445 – 885 West Georgia St.
Vancouver, British Columbia, Canada V6C 3E8

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TAKE NOTICE that the special meeting (the “Meeting”) of the shareholders (the “Shareholders”) of INMED PHARMACEUTICALS INC. (“InMed” or the “Company”) will be held virtually on Friday, June 13, 2025, at 10:00 a.m., Pacific Standard Time, for the following purposes:

1.      to approve the potential issuance of 20% or more of the Company’s issued and outstanding common shares as of December 13, 2024 pursuant to the Standby Equity Purchase Agreement (“SEPA”) with YA II PN, Ltd. (“Yorkville”), pursuant to Nasdaq Listing Rules 5635(d) and 5635(b); and

2.      to transact such other business as may properly come before the Meeting or any adjournment(s) or postponement(s) thereof.

The Company elected to conduct the Meeting virtually, in order to maximize Shareholder attendance for those who would be unable to attend in person. The Meeting will be held in virtual only format, which will be conducted via telephone conference. You will not be able to attend the Meeting in person. All Shareholders, regardless of their geographic location, will have an equal opportunity to participate in the Meeting. We remain committed to ensuring that Shareholder meetings encourage Shareholder participation and engagement and to making the Meeting accessible and engaging for all involved.

Registered Shareholders and validly appointed proxyholders can access the meeting by using the following dial-in details for the call:

Canada/USA Toll Free:	1-844-763-8274
International Toll:	1-647-484-8814

The Meeting will begin promptly at 10:00 a.m. Pacific Standard Time. Access to the Meeting will open 15 minutes prior to the start of the Meeting. We encourage you to access the Meeting in advance of the designated start time. Registered Shareholders and validly appointed proxyholders who attend the Meeting will have an equal opportunity to participate at the Meeting, regardless of their geographic location.

The board of directors of the Company (the “Board”) has fixed the close of business on April 29, 2025 (the “Record Date”) for the determination of Shareholders who are entitled to receive notice of, and to vote at, the Meeting or any adjournment or postponement thereof. Shareholders who are unable to or who do not wish to attend the Meeting by telephone conference as provided above are requested to read, date and sign the accompanying Proxy and deliver it to Odyssey. If a Shareholder does not deliver a Proxy to Odyssey by 10:00 a.m. (Pacific Standard Time) on June 11, 2025 (or at least 48 hours, excluding Saturdays, Sundays and holidays, before any adjournment or postponement of the meeting at which the proxy is to be used) then the Shareholder will not be entitled to vote at the Meeting by proxy. The time limit for deposit of proxies may be waived or extended by the chair of the Meeting at his or her discretion without notice.

To Vote Your Shares in Advance of the Meeting:

Shareholders are urged to vote by proxy in advance of the Meeting to help ensure that the vote will be represented at the Meeting, by one of the following alternative methods, whether or not the Shareholders plan to attend the Meeting:

1.      To Vote Your Proxy Online please visit: https://vote.odysseytrust.com and click on LOGIN. You will require the CONTROL NUMBER printed with your address to the right on your proxy form. If you vote by Internet, do not mail the Proxy.

2.      By mail or personal delivery to Odyssey Trust Company, Attn: Proxy Department, Suite 702, 67 Yonge St., Toronto, Ontario, Canada, M5E 1J8; or

3.      By fax to Odyssey Trust Company, to the attention of the Proxy Department at +1.800.517.4553 (toll-free within Canada and the U.S.) or +1.416.263.9524 (international).

DATED at Vancouver, British Columbia, Canada, May 11, 2025.

BY ORDER OF THE BOARD

Eric A. Adams

(signed) Eric A. Adams
President & CEO

INMED PHARMACEUTICALS INC.
Suite 1445 – 885 West Georgia St.
Vancouver, British Columbia, Canada V6C 3E8

PROXY STATEMENT AND
MANAGEMENT INFORMATION CIRCULAR

unless otherwise noted, as at May 11, 2025

THE MEETING

This proxy statement and management information circular (this “Information Circular”) is furnished in connection with the solicitation of proxies by the management of InMed Pharmaceuticals Inc. for use at the special meeting (the “Meeting”) of its shareholders to be held on June 13, 2025 at the time and place and for the purposes set forth in the accompanying Notice of Meeting.

In this Information Circular, references to the “Company,” “InMed,” “we,” and “our” refer to InMed Pharmaceuticals Inc.; “Common Shares” or “Shares” means Common Shares without par value in the capital of the Company; “Shareholders” means holders of Common Shares; “Beneficial Shareholders” means Shareholders who do not hold Common Shares registered in their own name; “Registered Shareholders” means Shareholders which are registered holders of Common Shares; and “Intermediaries” refers to brokers, investment firms, clearing houses and similar entities that own securities on behalf of Beneficial Shareholders.

No person is authorized to give any information or to make any representation other than those contained in this Information Circular and, if given or made, such information or representation should not be relied upon as having been authorized by the Company. The information contained herein is given as of May 11, 2025, except as otherwise indicated. The delivery of this Information Circular shall not, under any circumstances, create an implication that there has not been any change in the information set forth herein since the date of this Information Circular.

All dollar amounts in this Information Circular are in United States dollars unless specifically otherwise indicated.

Unless the context otherwise requires, all references to the “Meeting” in this Information Circular include all adjournments and postponements thereof.

voting INFORMATION

InMed’s management is using this Information Circular to solicit proxies from Shareholders for use at the Meeting.

Solicitation of Proxies

The solicitation of proxies will be primarily by mail, but InMed’s directors, officers and regular employees may also solicit proxies personally or by telephone. InMed will bear all costs of the solicitation, including the printing, handling and mailing of the Meeting materials. InMed has arranged for Intermediaries to forward the Meeting materials to certain beneficial owners of InMed held of record by those Intermediaries and InMed may reimburse the Intermediaries for their reasonable fees and disbursements in that regard. The Company has not been informed of any persons wishing to oppose the proposal of the Company.

Appointment of Proxyholders

The individuals named in the accompanying form of proxy (the “Proxy”) are directors or officers of InMed. If you are a Shareholder entitled to vote at the Meeting, you have the right to appoint an individual or company other than either of the individuals designated in the Proxy, who need not be a Shareholder, to attend and act for you and on your behalf at the Meeting. You may do so either by striking out the name of the persons named in the Proxy and inserting the name desired of that other individual or company in the blank space provided in the Proxy or by completing and delivering another suitable form of proxy.

The only methods by which you may appoint a person as proxy are submitting a proxy by mail, internet, or fax.

Voting by Proxyholder

If a Shareholder specifies a choice for a matter in the Proxy, and if the Proxy is duly completed and delivered and has not been revoked, the individuals named in the Proxy will vote, or withhold voting, the Common Shares represented thereby in accordance with the choice you specify on any ballot that may be called for. The Proxy confers discretionary authority on the individuals named therein with respect to:

•        each matter or group of matters identified therein for which a choice is not specified;

•        any amendment to or variation of any matter identified therein; and

•        any other matter that properly comes before the Meeting.

In respect of a matter for which a choice is not specified in the Proxy, the individuals named in the Proxy will vote Common Shares represented by the Proxy for the approval of such matter.

Registered Shareholders

If you are a Registered Shareholder, you may wish to vote by proxy whether or not you attend the Meeting. If you wish to submit a Proxy, you must complete, date and sign the Proxy, and then return it to InMed’s transfer agent, Odyssey Trust Company (“Odyssey”) before 10:00 a.m. (Pacific Standard Time) on June 11, 2025, or, if the Meeting is adjourned or postponed, the day that is two (2) business days before any reconvening thereof at which the Proxy is to be used, or to the chair of the Meeting on the day of the Meeting or any reconvening thereof, or in any other manner provided by law. The chair of the Meeting may waive the proxy cut-off without notice.

Beneficial Shareholders

The following information is of significant importance to Shareholders who do not hold Common Shares in their own name. Beneficial Shareholders should note that the only proxies that can be recognized and acted upon at the Meeting are those deposited by Registered Shareholders.

If Common Shares are listed in an account statement provided to a Shareholder by a broker, then in almost all cases those Common Shares will not be registered in the Shareholder’s name on the records of InMed. Such Common Shares will more likely be registered under the names of the Shareholder’s broker or an agent of that broker.

Intermediaries are required to seek voting instructions from Beneficial Shareholders in advance of shareholders’ meetings. Every Intermediary has its own mailing procedures and provides its own return instructions to clients.

The Information Circular is being sent to both Registered Shareholders and Beneficial Shareholders. There are two kinds of Beneficial Shareholders — those who object to their names being made known to the issuers of securities which they own (called “OBOs” for Objecting Beneficial Owners), and those who do not object (called “NOBOs” for Non-Objecting Beneficial Owners). InMed does not intend to pay for Intermediaries to deliver proxy-related materials to OBOs and OBOs will not receive such materials unless their Intermediary assumes the cost of delivery.

InMed is taking advantage of National Instrument 54-101 — Communications with Beneficial Owners of Securities of a Reporting Issuer (“NI-54-101”), which permits it to deliver proxy-related materials indirectly to its NOBOs and OBOs. If you are a Beneficial Shareholder and InMed or its agent has sent these materials directly to you, your name and address and information about your holdings of securities have been obtained in accordance with applicable securities regulatory requirements from the broker or other Intermediary of your Common Shares on your behalf. As a result, NOBOs and OBOs can expect to receive Meeting materials from their Intermediaries via Broadridge Financial Solutions Inc. (“Broadridge”), including a voting instruction form (the “Voting Instruction Form”, or “VIF”). Beneficial Shareholders should follow the instructions in the VIF to ensure that their Common Shares are voted at the Meeting. The VIF or form of Proxy will name the same individuals as InMed’s Proxy to represent you at the Meeting. You have the right to appoint a person (who need not be a Shareholder of InMed) other than the individuals designated in the VIF, to represent you at the Meeting. To exercise this right, you should insert the name of your desired representative in the blank space provided in the VIF. The completed VIF must then be returned in accordance with the instructions in the VIF. Broadridge then tabulates the results of all instructions received and completed in accordance with the instructions provided in the VIF and provides appropriate instructions respecting the voting of Common Shares to be represented at the Meeting. If you receive a VIF from Broadridge, you cannot use it to vote Common Shares directly at the Meeting — the VIF must be completed and returned in accordance with its instructions, well in advance of the Meeting in order to have your Common Shares voted.

Although as a Beneficial Shareholder you may not be recognized directly at the Meeting for the purposes of voting Common Shares registered in the name of your broker, you, or a person designated by you, may attend at the Meeting as proxyholder for your broker and vote your Common Shares in that capacity. If you wish to attend the Meeting and indirectly vote your Common Shares as proxyholder for your broker, or to have a person designated by you do so, you should enter your own name, or the name of the person you wish to designate, in the blank space on the VIF provided to you and return the same in accordance with the instructions provided in the VIF, well in advance of the Meeting.

Alternatively, you can request in writing that your broker send you a legal proxy which would enable you to attend the Meeting and vote your Common Shares.

Revocation of Proxies

In addition to revocation in any other manner permitted by law, a Registered Shareholder who has given a Proxy may revoke it (i) by executing a proxy bearing a later date, (ii) by executing a valid notice of revocation (where a new proxy is not also filed), or (iii) personally attending the Meeting and voting the Registered Shareholder’s Common Shares.

A later dated proxy or notice of revocation must be executed by the Registered Shareholder or the Registered Shareholder’s authorized attorney in writing, or, if the Registered Shareholder is a corporation, under its corporate seal by an officer or attorney duly authorized, and delivered to the Proxy Department, Odyssey Trust Company, Suite 702, 67 Yonge St., Toronto, Ontario, Canada M5E 1J8, or to the address of the registered office of InMed at Suite 1445 – 885 West Georgia St., Vancouver, British Columbia, Canada V6C 3E8.

A later dated proxy must be received before 10:00 a.m. (Pacific Standard Time) on June 11, 2025, or, if the Meeting is adjourned or postponed, the day that is two (2) business days before any reconvening thereof at which the Proxy is to be used, or to the chair of the Meeting on the day of the Meeting or any reconvening thereof, or in any other manner provided by law.

A notice of revocation must be received at the Company’s registered office before 10:00 a.m. (Pacific Standard Time) on June 11, 2025, or, if the Meeting is adjourned or postponed, the last business day before any reconvening thereof at which the Proxy is to be used, or to the chair of the Meeting on the day of the Meeting or any reconvening thereof, or in any other manner provided by law.

Only Registered Shareholders have the right to revoke a proxy. Beneficial Shareholders who wish to change their vote must, in sufficient time in advance of the Meeting, arrange for their Intermediaries to change the vote and, if necessary, revoke their proxy.

A revocation of a proxy will not affect a matter on which a vote is taken before the revocation. Any votes cast by such Registered Securityholder at the Meeting will be counted and the previously submitted proxy will be disregarded. If a Registered Securityholder does not wish to revoke a previously submitted vote, then they should not vote at the Meeting.

Voting Securities and Principal Holders of Voting Securities

Record Date, Quorum and Outstanding Shares

The record date for determining persons entitled to receive notice of and vote at the Meeting is April 29, 2025. Only Shareholders of record as of the close of business on April 29, 2025 are entitled to receive notice of and vote or grant proxies to vote at the Meeting, or any adjournment(s) or postponement(s) thereof, in the manner and subject to the procedures described in this Information Circular. Two persons who hold not less than 33⅓% of the issued and outstanding Common Shares of the Company entitled to vote at the Meeting must be present, in person or by proxy, for the transaction of business of the Meeting. This is the quorum for the Meeting. Abstentions and broker non-votes are included in the calculation of the number of votes considered to be present at the Meeting for purposes of determining a quorum.

Registered Shareholders or proxyholders representing Shareholders participating in the Meeting virtually will be considered to be present in person at the Meeting for the purposes of determining quorum. In the absence of a quorum, the Meeting will be adjourned in accordance with the Company’s Articles.

At the close of business on April 29, 2025, 1,207,186 Common Shares of InMed were issued and outstanding.

Each Shareholder is entitled to one vote per Common Share held on all matters to come before the Meeting. Common Shares of InMed are the only securities of InMed which will have voting rights at the Meeting.

Vote Required

With respect to Proposal 1, the affirmative vote of a simple majority of the Common Shares cast, either in person or represented by proxy, and entitled to vote at the Meeting is required to decide such matters. All votes will be tabulated by the inspector of election or scrutineer appointed for the Meeting, who will separately tabulate affirmative and negative votes, abstentions, and broker non-votes. Abstentions represent a shareholder’s affirmative choice to decline to vote on a proposal. Properly executed proxy cards that are marked “abstain” on any proposal will be treated as abstentions for that proposal.

Broker non-votes occur when a broker or nominee holding shares for a beneficial owner does not vote on a non-routine proposal because the broker or nominee has not received voting instructions from the beneficial owner and does not have discretionary voting power with respect to such proposal. A broker or other nominee holding shares for a beneficial owner may generally vote on routine matters, but not non-routine matters, without receiving voting instructions. Proposal 1 is considered a non-routine matter. If your shares are held by a broker or nominee and you do not provide such voting instructions, your shares will not be voted on Proposal 1. Please provide instructions to your brokers or nominee on how to vote your shares. Any Shares represented at the Meeting but not voted (whether by abstention, broker non-vote or otherwise) will have no impact on any matters to be acted upon at the Meeting.

COMPANY STRUCTURE

InMed was incorporated under the Business Corporations Act (British Columbia). InMed has undergone a number of corporate name changes since its incorporation, most recently changing its name to InMed Pharmaceuticals Inc. on October 6, 2014.

The Common Shares of the Company are listed on the Nasdaq Capital Market (“Nasdaq”) under the trading symbol “INM”.

The financial/fiscal year end of the Company is June 30. The reporting currency of the Company is the United States dollar.

InMed’s head office is located at Suite 1445 – 885 West Georgia St., Vancouver, British Columbia, Canada V6C 3E8 and its registered office is located at 510 West Georgia St., Suite 1800, Vancouver, British Columbia, Canada V6B 0M3.

INTEREST OF CERTAIN PERSONS OR COMPANIES IN MATTERS TO BE ACTED UPON

No director, director nominee or executive officer of the Company, nor any person who has been a director or executive officer of the Company since the beginning of the last completed financial year of the Company, nor any associate or affiliate of any of the foregoing persons, has any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any matter to be acted on at the Meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below sets forth information known to us regarding the beneficial ownership of the Common Shares as of April 29, 2025 for:

•        each person or group of affiliated persons known by us to be the beneficial owner(s) of more than 5% of our outstanding Common Shares;

•        each of the Company’s directors and named executive officers (“NEOs”); and

•        all of the directors and executive officers as a group.

The number of Common Shares beneficially owned by a person includes shares subject to options, warrants or other convertible securities held by that person that are currently exercisable or that become exercisable within 60 days of April 29, 2025. Percentage calculations assume, for each person and group, that all Common Shares that may be acquired by such person or group pursuant to options, warrants, or other convertible securities that are held currently exercisable or that become exercisable within 60 days of April 29, 2025 are outstanding for the purpose of computing the percentage of Common Shares owned by such person or group. However, such unissued Common Shares described above are not deemed to be outstanding for calculating the percentage of Common Shares owned by any other person. The percentage of Common Shares beneficially owned is computed on the basis of, Common Shares outstanding as of April 29, 2025, except with respect to the percent held by the named executive officers and directors, which is deemed to be Common Shares outstanding, on a partially diluted basis.

Except as otherwise indicated, the persons in the table below have sole voting and investment power with respect to all Common Shares shown as beneficially owned by them, subject to community property laws where applicable. The Company does not know of any arrangement, the operation of which may at a subsequent date result in a change of control.

Unless otherwise noted, the business address of each of the individuals and entities listed in the table below is Suite 1445-885 West Georgia Street, Vancouver, British Columbia, Canada, V6C 3E8.

Name and Address of Beneficial Owner	Number of Common Shares Beneficially Owned	Percentage of Common Shares Beneficially Owned (%)
Five Percent Shareholders(8):
None	—	—

Named Executive Officers and Directors:
Eric A. Adams(1)	7,893	0.65%
Andrew Hull(2)	2,337	0.19%
Bryan Baldasare(3)	425	0.03%
Nicole Lemerond(4)	425	0.03%
Eric Hsu(5)	1,948	0.16%
Michael Woudenberg(6)	2,766	0.23%
Netta Jagpal(7)	1,750	0.14%
All executive officers and directors as a group (7 persons)	17,544	1.43%

____________

Notes:

(1)      Eric A. Adams’ beneficial ownership consists of 2,197 Common Shares owned directly and 5,696 Common Shares issuable pursuant to presently exercisable options. Not reflected in the table are 29 Common Shares beneficially owned by Mr. Adams’ spouse. Mr. Adams disclaims beneficial ownership of the 29 Common Shares held by his spouse.

(2)      Andrew Hull’s beneficial ownership consists of 1,912 Common Shares owned directly and 425 Common Shares issuable pursuant to presently exercisable options.

(3)      Bryan Baldasare’s beneficial ownership consists of 425 Common Shares issuable pursuant to presently exercisable options.

(4)      Nicole Lemerond’s beneficial ownership consists of 425 Common Shares issuable pursuant to presently exercisable options.

(5)      Eric Hsu’s beneficial ownership consists of 2 Common Shares owned directly. and 1,946 Common Shares issuable pursuant to presently exercisable options.

(6)      Michael Woudenberg’s beneficial ownership consists of 1 Common Share owned directly and 2,765 Common Shares issuable pursuant to presently exercisable options.

(7)      Netta Jagpal’s beneficial ownership consists of 1,750 Common Shares issuable pursuant to presently exercisable options.

(8)      As of April 29, 2025, Armistice Capital Master Fund Ltd., a Cayman Islands exempted company, or the Armistice Fund, beneficially owned (along with Steven Boyd, the Managing Member of Armistice Capital (defined below)) 4.99% of our issued and outstanding Common Shares. Such information is based solely on the Schedule 13G/A filed by the Armistice Fund with the SEC on November 14, 2024. The address of the Armistice Fund is 510 Madison Avenue, 7th Floor, New York, New York 10022. The Armistice Fund has the right to acquire 278,761 Common Shares issuable upon presently exercisable Preferred Investment Options (as discussed below in this footnote 8). The Preferred Investment Options are directly held by Armistice Fund and may be deemed to be indirectly beneficially owned by (i) Armistice Capital, LLC, or Armistice Capital, as the investment manager of Armistice Fund, and (ii) Steven Boyd, as the Managing Member of Armistice Capital.

As of April 29, 2025, Sabby Volatility Warrant Master Fund, Ltd. (“Sabby Fund”) beneficially owns 36,135 Common Shares and maintains the right to acquire an additional 199,114 Common Shares issuable upon presently exercisable Preferred Investment Options (as discussed below in this footnote 8). Sabby Management, LLC (“Sabby Management”) is the investment manager of Sabby Fund and shares voting and investment power with respect to these shares in this capacity. As manager of Sabby Management, Hal Mintz also shares voting and investment power on behalf of Sabby Fund.

Each of Sabby Fund and Armistice Fund currently hold Preferred Investment Options in the Company entitling them to acquire Common Shares that may exceed the 5% threshold; however, the terms of the Preferred Investment Options preclude a holder thereof from exercising such holder’s preferred investment option, if after giving effect to the issuance of Common Shares upon such exercise, the holder (together with the holder’s affiliates and any other persons acting as a group together with the holder or any of the holder’s affiliates) would beneficially own in excess of 4.99% (or, upon election by a holder prior to the issuance of any preferred investment options, 9.99% with effect not sooner than 61 days after notifying the Company) of the number of Common Shares outstanding immediately after giving effect to the issuance of Common Shares issuable upon such exercise.

PARTICULARS OF MATTERS TO BE ACTED UPON

TO THE KNOWLEDGE OF THE COMPANY’S DIRECTORS, THE ONLY MATTERS TO BE PLACED BEFORE THE MEETING ARE THOSE REFERRED TO IN THE NOTICE OF MEETING ACCOMPANYING THIS INFORMATION CIRCULAR. HOWEVER, SHOULD ANY OTHER MATTERS PROPERLY COME BEFORE THE MEETING, THE SHARES REPRESENTED BY THE PROXY SOLICITED HEREBY WILL BE VOTED ON SUCH MATTERS IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PERSONS VOTING THE SHARES REPRESENTED BY THE PROXY.

PROPOSAL 1: SEPA SHARE ISSUANCE PROPOSAL

The Company is seeking approval of the potential issuance of a number of Common Shares to Yorkville in excess of the SEPA Exchange Cap (as defined below).

Background

On December 13, 2024, we entered into the SEPA with Yorkville. Pursuant to the SEPA, we have the right, but not the obligation, to sell to Yorkville up to $10 million of Common Shares (the “Commitment Amount”) at our request any time during the 36 months following the execution of the SEPA. As of April 29, 2025, the Company has sold $2,455,636 in Common Shares under the SEPA, at an average selling price of $5.94. An additional $7,544,363 in Common Shares remains available for issuance (refer to table below).

The Company may direct Yorkville to purchase a specified number of Common Shares (in each case, an “Advance”) by delivering written notice to Yorkville (“Advance Notice”). While there is no mandatory minimum amount for any Advance, it may not exceed the “Maximum Advance Amount,” which is defined in the SEPA as the lower of: (i) an amount equal to one hundred percent (100%) of the average of the Daily Traded Amount during each of the five (5) trading days immediately preceding an Advance Notice, or (ii) such number of Common Shares equal to $1 million as of the date of each Advance Notice (determined based on the last closing price of the Common Shares on the NASDAQ prior to delivery of such Advance Notice or such other amounts as the parties may agree upon from time to time in accordance with terms hereof). The amount of the Advance Notice can be increased by mutual consent of the Company and Yorkville.

The Common Shares purchased pursuant to an Advance delivered by the Company will be purchased at a price equal to 97% of the lowest daily VWAP of the Common Shares during the three consecutive trading days commencing on the date of the delivery of the Advance Notice, other than the daily VWAP on a day in which the daily VWAP is less than a minimum acceptable price as stated by the Company in the Advance Notice or there is no VWAP on the subject trading day.

The Company may establish a minimum acceptable price in each Advance Notice below which the Company will not be obligated to make any sales to Yorkville. “VWAP” is defined in the SEPA as, for a specified period, the volume weighted average price of the Common Shares on the NASDAQ, for such period as reported by Bloomberg L.P. through its “AQR” function. “Daily Traded Amount” is defined in the SEPA as the daily trading volume of the Common Shares on the Principal Market during regular trading hours as reported by Bloomberg L.P.

The Company controls the timing and amount of any sales of Common Shares to Yorkville. Actual sales of Common Shares to Yorkville under the SEPA will depend on a variety of factors to be determined by the Company and its management from time to time, which may include, among other things, market conditions, the trading price of the Common Shares and determinations by the Company and its management as to the appropriate sources of funding for the Company’s business and operations.

The SEPA will automatically terminate on the earliest to occur of (i) January 1, 2027 or (ii) the date on which Yorkville shall have made payment of Advances pursuant to the SEPA for Common Shares equal to the Commitment Amount. The Company has the right to terminate the SEPA at no cost or penalty upon five (5) business days’ prior written notice to Yorkville, provided that there are no outstanding Advance Notices for which Common Shares need to be issued. The Company and Yorkville may also agree to terminate the SEPA by mutual written consent. Neither the Company nor Yorkville may assign or transfer our respective rights and obligations under the SEPA, and no provision of the SEPA may be modified or waived by the Company or Yorkville other than by an instrument in writing signed by both parties.

As consideration for Yorkville’s commitment to purchase the Common Shares pursuant to the SEPA, the Company paid Yorkville a structuring fee in the amount of $25,000 and agreed to pay Yorkville a commitment fee in an amount equal to 2.50% of the Commitment Amount (the “Commitment Fee”) of which (a) 25% of the Commitment Fee was paid in cash within three (3) business days of the date of the SEPA (the “SEPA Effective Date”), and (b) the remaining 75% of the Commitment Fee (the “Deferred Fee”) shall be paid in three equal quarterly installments beginning on the 3-month anniversary of the SEPA Effective Date, with each such installment to be paid at the Company’s option either in cash or by the issuance to Yorkville of such number of Common Shares that is equal to such portion of the Deferred Fee divided by the lowest daily VWAP of the Common Shares during the three consecutive trading days immediately prior to the due date of such installment.

Additional information concerning the SEPA is contained in our Current Report on Form 8-K filed with the SEC and under the Company’s profile on SEDAR+ at www.sedarplus.ca on December 18, 2024, and December 17, 2024, respectively and which is incorporated by reference herein.

Reasons for Seeking Shareholder Approval

Under Nasdaq Listing Rule 5635(b), shareholder approval is required prior to the issuance of securities when the issuance or potential issuance will result in a change of control of a company. This rule does not specifically define when a change in control of a company may be deemed to occur for this purpose; however, Nasdaq suggests in its guidance that a change of control would occur, subject to certain limited exceptions, if after a transaction an investor (or a group of investors) would hold 20% or more of a company’s then-outstanding capital stock.

Under Nasdaq Listing Rule 5635(d), shareholder approval is required prior to the issuance of securities in connection with a transaction (or a series of related transactions) other than a public offering involving the sale, issuance or potential issuance of Common Shares (or securities convertible into or exercisable for Common Shares) equal to 20% or more of the Common Shares or 20% or more of the voting power outstanding before the issuance at a price that is less than the lower of (i) the Nasdaq Official Closing Price (as reflected on Nasdaq.com) immediately preceding the signing of the binding agreement; or (ii) the average Nasdaq Official Closing Price of the Common Shares (as reflected on Nasdaq.com) for the five (5) trading days immediately preceding the signing of the binding agreement. On December 13, 2024, the date of the execution of the SEPA, the closing price of the Common Shares was $5.26 and the average closing price of the Common Shares for the five (5) trading days immediately preceding December 13, 2024 was $5.15 (the “Minimum Price”).

Until this Proposal 1 is approved by our shareholders, the Company may not sell and Yorkville may not purchase, below the Minimum Price, more than 144,758 Common Shares (representing 19.99% of the outstanding Common Shares immediately prior to December 13, 2024, the date of the execution of the SEPA) under the SEPA (the “SEPA Exchange Cap”). The SEPA Exchange Cap does not apply to the extent that (a) the Company’s shareholders have approved issuances in excess of the SEPA Exchange Cap, or (b) the average price of all applicable sales of Common Shares under the SEPA equals or exceeds the Minimum Price.

Shareholder approval of this Proposal 1 will constitute shareholder approval for purposes of Nasdaq Listing Rules 5635(d) and 5635(b).

Our Board has determined that the SEPA and our ability to issue the Common Shares thereunder in excess of the SEPA Exchange Cap are in the best interests of the Company and its shareholders because the ability to sell Common Shares to Yorkville provides us with a reliable source of capital for general corporate purposes, which may include, but are not limited to, funding working capital, capital expenditures, operating expenses and the selective pursuit of business development opportunities, including continued product research development or intellectual property acquisition.

We cannot predict the price of the Common Shares at any future date, and therefore cannot predict the number of Common Shares to be issued under the SEPA or whether the applicable price for any such shares will be greater than the Minimum Price under the applicable Nasdaq rules.

Therefore, we are seeking shareholder approval under this Proposal 1 to issue Common Shares in excess of the SEPA Exchange Cap, if necessary, to Yorkville under the terms of the SEPA. The failure of our shareholders to approve this Proposal 1 will prevent us from selling, at less than the Minimum Price, Common Shares to Yorkville in excess of the SEPA Exchange Cap. However, it would be possible to sell shares to Yorkville in excess of the SEPA Exchange Cap if the sale of shares covered by any Advance is equal to or greater than the Minimum Price for such Advance. As of the close of business on April 29, 2025, the price of the Common Shares was $2.94 per Common Share.

Effect on Current Shareholders

Upon shareholder approval of this Proposal 1, the issuance of Common Shares under the SEPA will not be subject to the SEPA Exchange Cap and such issuance of shares would dilute, and thereby reduce, each existing shareholder’s proportionate ownership in the Common Shares. Because the number of Common Shares that may be issued to Yorkville pursuant to the SEPA is determined based on the price of our Common Shares at the time of issuance, the exact magnitude of the dilutive effect cannot be conclusively determined. However, the dilutive effect may be material to our current shareholders.

For illustrative purposes only, the table below shows the maximum number of Common Shares that would be issuable (under the current S-1 registration statement) and the funds available to the Company (up to the remaining $7,544,363 available for issuance under the SEPA) at various assumed selling prices per share.

Average Selling Price(1) per Common Share	Maximum number of Common Shares Issuable under the SEPA(2)		Funds Available to the Company(3)
$5.00	1,508,872		$7,544,360
$4.50	1,676,525		$7,544,363
$4.00	1,886,091		$7,544,364
$3.50	2,155,532		$7,544,362
$3.00	2,514,788		$7,544,364
$2.50	2,586,664	(2)	$6,466,660
$2.00	2,586,664	(2)	$5,173,328

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(1)      This table is for illustrative purposes only. The Company cannot predict at what price the Common Shares will be sold. The selling price may be above $5.00 or below $2.00.

(2)      Under the current S-1 registration statement for the SEPA instrument, the Company is limited to selling a total of 3,000,000 Common Shares. The Company has sold 413,336 Common Shares under the SEPA to date, with an upper limit of 2,586,664 Common Shares remaining for sale.

(3)      Under the terms of the SEPA, the maximum amount of funds available to the Company is $10,000,000. This table accounts for the $2,455,636 previously raised under the SEPA.

Consequences of Non-Approval

If this Proposal 1 is not approved by our shareholders at the Meeting, it may impair our working capital and our ability to fund capital expenditures, operating expenses and the selective pursuit of business development opportunities, including continued product or technology investment. Should the proposal fail to receive approval from the shareholders, the Company may be compelled to explore alternative financing options that are less advantageous and potentially more dilutive. Our Board has determined that the SEPA, with such modifications, amendments, or changes (consistent with the intent and purpose of this proposal) agreed upon by the parties to the SEPA, and in accordance with the shareholder approval requirements of Nasdaq Listing Rules 5635(d) and 5635(b) is in the best interests of us and our shareholders because the flexibility to issue Common Shares in excess of the SEPA Exchange Cap provides us with a reliable source of capital for working capital and general corporate purposes.

The Board unanimously recommends a vote “FOR” the approval of the proposed resolution.

INDEBTEDNESS OF DIRECTORS AND EXECUTIVE OFFICERS

As of the date of this Information Circular, no current or former director, executive officer or employee of the Company or any of its subsidiaries is indebted to the Company or any of its subsidiaries in relation to a purchase of securities or otherwise, or to another entity where the indebtedness is the subject of a guarantee, support agreement, letter of credit or other similar arrangement or understanding provided by the Company or any of its subsidiaries.

INTEREST OF INFORMED PERSONS IN MATERIAL TRANSACTIONS

To the knowledge of management of the Company, no informed person (as defined in National Instrument 51-102 — Continuous Disclosure Obligations (“NI 51-102”)) or any associate or affiliate of any such informed person had any material interest, direct or indirect, in any transaction or proposed transaction which has materially affected or would materially affect the Company or any of its subsidiaries since the beginning of the most recently completed financial year.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires that the Company’s directors, certain officers and persons who beneficially own more than 10% of a registered class of the Company’s equity securities file with the SEC initial reports of ownership and reports of changes in ownership of Common Shares and other equity securities of the Company. Directors, certain officers and greater than 10% Shareholders are required by the SEC’s regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of the Section 16(a) reports and all amendments thereto furnished to the Company during and with respect to the fiscal year ended June 30, 2024, and written representation that no other reports were required, the Company believes that all Section 16(a) filing requirements applicable to its directors, certain officers and greater than 10% beneficial owners were timely complied with.

OTHER MATTERS

The Board knows of no matters to come before the Meeting other than those referred to in the Notice of Special Meeting accompanying this Information Circular. However, if any other matters properly come before the Meeting, it is the intention of the director representatives named in the Proxy accompanying this Information Circular to vote the same in accordance with their best judgment of such matters.

ADDITIONAL INFORMATION

Information contained herein is given as of May 11, 2025, except as otherwise noted. If any matters which are not now known should properly come before the Meeting, the accompanying form of proxy will be voted on such matters in accordance with the best judgment of the person voting it.

Additional financial information is provided in the Company’s audited consolidated financial statements and management’s discussion and analysis for the Company’s most recently completed financial year. A copy of the Company’s financial statements and management’s discussion and analysis is available, free of charge, upon written request to the Chief Financial Officer of InMed Pharmaceuticals Inc., Suite 1445-885 West Georgia St., Vancouver, British Columbia, Canada V6C 3E8. Additional information relating to the Company is also available on www.sedarplus.ca/ under the Company’s profile, through our website at www.inmedpharma.com/investors/filings/ and through the SEC at www.sec.gov. Our website and information contained therein or incorporated therein is not intended to be incorporated into this Information Circular.

Householding of Proxy Materials

The SEC permits a single set of notices, annual reports, and proxy statements to be sent to any household at which two or more shareholders reside. Each shareholder continues to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information shareholders receive and reduces mailing and printing expenses. A number of intermediaries have instituted householding.

As a result, if you hold your Common Shares through an intermediary (such as a bank or a broker) and you reside at an address at which two or more Shareholders reside, you will likely be receiving only one notice, annual report, and proxy statement unless any Shareholder at that address has given the intermediary contrary instructions. However, if any beneficial Shareholder residing at an address of which two or more Shareholders reside wishes to receive a separate notice, annual report, or proxy statement in the future, or if any beneficial Shareholder that elected to continue to receive separate notice, annual reports, or proxy statements wishes to receive a single notice, annual report, or proxy statement in the future, that Shareholder should contact his or her intermediary or send a request to our Secretary at our principal executive offices, Suite 1445-885 West Georgia St., Vancouver, British Columbia, Canada V6C 3E8; Telephone: +1.604.669.7207. The Company will deliver, promptly upon written or oral request to our Secretary, a separate copy of the notice, the annual report, and the proxy statement to a beneficial Shareholder at a shared address to which a single copy of the documents was delivered.

APPROVAL OF INFORMATION CIRCULAR

The contents and mailing to Shareholders of this Information Circular have been approved by the Board.

(signed) Eric A. Adams

President & CEO

Vancouver, British Columbia

May 11, 2025

InMed Pharmaceuticals Inc. Form of Proxy – Special Meeting to be held on June 13, 2025 Appointment of Proxyholder I/We being the undersigned holder(s) of InMed Pharmaceuticals Inc. hereby appoint Michael Woudenberg or failing this person, Netta Jagpal. Print the name of the person you are appointing if this person is someone other than the Management Nominees listed herein: OR as my/our proxyholder with full power of substitution and to attend, act, and to vote for and on behalf of the holder in accordance with the following direction (or if no directions have been given, as the proxyholder sees fit) and all other matters that may properly come before the Special Meeting of InMed Pharmaceuticals Inc. to be held virtually at 10:00 a.m. (PST) or at any adjournment thereof. 1.To consider, and if deemed appropriate, approve by ordinary resolution the potential issuance of 20% or more of the Company’s issued and outstanding common shares as of December 13, 2024 pursuant to the Standby Equity Purchase Agreement with YA II PN, Ltd., pursuant to Nasdaq Listing Rules 5635(d) and 5635(b). Authorized Signature(s) – This section must be completed for your instructions to be executed. I/we authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. If no voting instructions are indicated above, this Proxy will be voted as recommended by Management. Signature(s): Date

INSTEAD OF MAILING THIS PROXY, YOU MAY SUBMIT YOUR PROXY USING SECURE ONLINE VOTING AVAILABLE ANYTIME: This form of proxy is solicited by and on behalf of Management. Proxies must be received by 10:00 am, Pacific Time, on June 11, 2025. Notes to Proxy Each holder has the right to appoint a person, who need not be a holder, to attend and represent them at the Meeting. If you wish to appoint a person other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided on the reverse. If the securities are registered in the name of more than one holder (for example, joint ownership, trustees, executors, etc.) then all of the registered owners must sign this proxy in the space provided on the reverse. If you are voting on behalf of a corporation or another individual, you may be required to provide documentation evidencing your power to sign this proxy with signing capacity stated. This proxy should be signed in the exact manner as the name appears on the proxy. If this proxy is not dated, it will be deemed to bear the date on which it is mailed by Management to the holder. The securities represented by this proxy will be voted as directed by the holder; however, if such a direction is not made in respect of any matter, this proxy will be voted as recommended by Management. The securities represented by this proxy will be voted or withheld from voting, in accordance with the instructions of the holder, on any ballot that may be called for and, if the holder has specified a choice with respect to any matter to be acted on, the securities will be voted accordingly. This proxy confers discretionary authority in respect of amendments to matters identified in the Notice of Meeting or other matters that may properly come before the meeting. This proxy should be read in conjunction with the accompanying documentation provided by Management. To Vote Your Proxy Online please visit: https://vote.odysseytrust.com You will require the CONTROL NUMBER printed with your address to the right. You can attend the meeting virtually by using the following conference call details: PARTICIPANT DIAL IN (TOLL FREE): 1-844-763-8274 PARTICIPANT INTERNATIONAL DIAL IN: 1-647-484-8814 For further information on the virtual special meeting and how to attend it, please view the management information circular of the company. If you vote by Internet, do not mail this proxy. To request the receipt of future documents via email and/or to sign up for Securityholder Online services, you may contact Odyssey Trust Company at https://odysseytrust.com/ca-en/help/. Voting by mail may be the only method for securities held in the name of a corporation or securities being voted on behalf of another individual. A return envelope has been enclosed for voting by mail.